Exhibit 10.36

EXECUTION

AMENDMENT NUMBER TWENTY-FOUR

to the

MASTER REPURCHASE AGREEMENT

Dated as of December 9, 2010,

among

PENNYMAC CORP., PENNYMAC HOLDINGS, LLC and PENNYMAC LOAN SERVICES, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER TWENTY-FOUR (this “Amendment Number Twenty-Four”) is made this 2nd day of December, 2016 among PENNYMAC CORP. and PENNYMAC HOLDINGS, LLC f/k/a PENNYMAC MORTGAGE INVESTMENT TRUST HOLDINGS I, LLC (each, a “Seller” and jointly and severally, the “Seller” or “Sellers”), PENNYMAC LOAN SERVICES, LLC (“Servicer”) and CITIBANK, N.A. (“Buyer”), to the Master Repurchase Agreement, dated as of December 9, 2010, among Sellers, Servicer and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Sellers and Buyer have agreed to extend the term of the facility as more specifically set forth herein; and

WHEREAS, as of the date hereof, each Seller and Servicer represents to Buyer that the Seller Parties are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.Amendments. Effective as of December 2, 2016 (the "Amendment Effective Date"), the Agreement is hereby amended as follows:

(a)Section 2 of the Agreement is hereby amended by adding the new definitions of “2017 1Q Extension Fee” and  "2017 1Q Installment Amount" in the appropriate alphabetical order to read as follows:

“2017 1Q Extension Fee” shall have the meaning assigned to it in the Pricing Side Letter.

"2017 1Q Installment Amount" shall have the meaning assigned to it in the Pricing Side Letter.

(b)Section 2 of the Agreement is hereby amended by deleting the definition of "Termination Date" in its entirety and replacing it as follows:

“Termination Date” shall mean February 2, 2017 or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.”

(c)Section 4(c) of the Agreement is hereby amended by adding the following language at the end of such section:

In connection with the extension of the Termination Date from December 2, 2016 to February 2, 2017, Sellers agree to pay to Buyer an additional commitment fee for the period beginning on December 2, 2016 through February 2, 2017, equal to the 2017 1Q Extension Fee (reduced by any amount of the 2017 1Q Extension Fee paid to Buyer under Amendment Seventeen to the PMAC Agency Agreement).  The 2017 1Q Extension Fee shall be payable in two installments each equal to the 2017 1Q Installment Amount.  The first installment shall be due and payable on or prior to December 2, 2016, and the second installment shall be due and payable on or prior to January 3, 2017.  Each such payment to be made in Dollars, in immediately available funds, without deduction, set off or counterclaim.  Buyer may, in its sole discretion, net all or any portion of the 2017 1Q Extension Fee then due and payable from the proceeds of any Purchase Price paid to Sellers.  The 2017 1Q Extension Fee is and shall be deemed to be fully earned and non-refundable as of December 2, 2016.

Section 2.Fees and Expenses.  Sellers agree to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Twenty-Four (including any 2017 1Q Extension Fee and all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

Section 3.Representations.  Each Seller and Servicer hereby represents to Buyer that as of the date hereof, the Seller Parties are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

Section 4.Binding Effect; Governing Law.  This Amendment Number Twenty-Four shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER TWENTY-FOUR SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 5.Counterparts.  This Amendment Number Twenty-Four may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 6.Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Twenty-Four need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

IN WITNESS WHEREOF, Sellers, Servicer and Buyer have caused this Amendment Number Twenty-Four to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC CORP.
(Seller)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

PENNYMAC HOLDINGS, LLC
(Seller)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

PENNYMAC LOAN SERVICES, LLC,
(Servicer)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer

CITIBANK, N.A.
(Buyer and Agent, as applicable)

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President
Citibank, N.A.

Acknowledged:

PENNYMAC MORTGAGE INVESTMENT TRUST

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Managing Director, Treasurer